SEPARATION AGREEMENT AND GENERAL RELEASE

BETWEEN PETER ARVAN AND

SCP DISTRIBUTORS LLC

CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS SEPARATION AGREEMENT AND GENERAL RELEASE. BY SIGNING THIS AGREEMENT, YOU ARE GIVING UP AND WAIVING IMPORTANT PROCEDURAL AND SUBSTANTIVE RIGHTS, INCLUDING RIGHTS UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT AND APPLICABLE STATE AND MUNICIPAL AGE DISCRIMINATION LAWS. YOU HAVE TWENTY-ONE DAYS TO CONSIDER AND EXECUTE THIS AGREEMENT AND WILL THEN HAVE SEVEN DAYS TO REVOKE IT.

This Separation Agreement and General Release (the “Agreement”) is entered into by and between Peter Arvan (“Employee”) and SCP Distributors LLC (SCP Distributors LLC includes Pool Corporation, Horizon Distributors, LLC, Superior Pool Products LLC, Pinch A Penny, as well as all of their current and former principals, shareholders, owners, members, investors, alter egos, parents, affiliates, subsidiaries, divisions, partners, successors, predecessors, licensees, assigns, officers, attorneys, directors, managers, supervisors, employees, agents, insurers and legal representatives, and/or any person who acted on their behalf who hereafter are all collectively referred to as “Pool”) (collectively, Employee and Pool are referred to as “the parties”), on this 4th day of May, 2026 (the “Execution Date”).

WHEREAS, Employee was previously employed by Pool;

WHEREAS, Employee’s last day of employment was May 4th, 2026 (the “Separation Date”);

WHEREAS, Pool denies any and all liability to Employee;

WHEREAS, Pool and Employee have decided to amicably resolve any and all pending and accrued claims between Pool and Employee, whether currently existing, known or unknown; and

WHEREAS, Employee and Pool entered into an employment agreement dated September 27, 2025 (the “Employment Agreement”), and

WHEREAS, Employee and Pool entered into certain agreements for the grant of Performance-Based Restricted Stock, (hereinafter referred to as the “Performance-Based Restricted Stock Agreements”), including:

(1)
Performance-based Restricted Stock Agreement under the Pool Corporation Amended and Restated 2007 Long-Term Incentive Plan dated February 23, 2022;
(2)
Performance-based Restricted Stock Agreement under the Pool Corporation Amended and Restated 2007 Long-Term Incentive Plan dated February 22, 2023;
(3)
Performance-based Restricted Stock Agreement under the Pool Corporation Amended and Restated 2007 Long-Term Incentive Plan dated February 28, 2024;

(4)
Performance-based Restricted Stock Agreement under the Pool Corporation Amended and Restated 2007 Long-Term Incentive Plan dated February 26, 2025; and
(5)
Performance-based Restricted Stock Agreement under the Pool Corporation Amended and Restated 2007 Long-Term Incentive Plan dated February 25, 2026.

WHEREAS, Employee and Pool entered into certain agreements for the grant of Restricted Stock, (hereinafter referred to as the “Restricted Stock Agreements”), including:

(1)
Restricted Stock Agreement pursuant to the terms of the Pool Corporation Amended and Restated 2007 Long-Term Incentive Plan dated February 28, 2024;
(2)
Restricted Stock Agreement pursuant to the terms of the Pool Corporation Amended and Restated 2007 Long-Term Incentive Plan dated February 26, 2025; and
(3)
Restricted Stock Agreement pursuant to the terms of the Pool Corporation Amended and Restated 2007 Long-Term Incentive Plan dated February 25, 2026.

The Performance-Based Restricted Stock Agreements and the Restricted Stock Agreements listed above are collectively referred to herein as the “Stock Agreements.”

NOW, THEREFORE, in consideration of the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby mutually agree as follows:

1.
Accrued Paid Time Off. Pool will pay Employee a lump sum of sixty-four thousand nine hundred sixty dollars ($64,960) for 148.48 hours of paid time off (less applicable withholding as required by law), which Employee agrees constitutes Employee’s accrued and unused paid time off as of the Execution Date.
2.
Separation Benefits. Subject to Employee’s compliance with the terms and conditions set forth in this Agreement, including his obligations below, and Employee’s continued compliance with his post-separation obligations, covenants and conditions contained in Employee’s Employment Agreement, specifically including but not limited to Sections 6 and 8, which Employee agrees shall remain in effect after Employee’s termination and shall be not affected by this Agreement, Pool agrees to separation benefits as follows:
a.
Pool will pay Employee a lump sum amount equal to Thirty-Five Thousand and 00/100 Dollars ($35,000.00) which represents two (2) weeks’ wages and is being paid out in lieu of Pool providing Employee two (2) weeks’ notice of separation. This amount will be subject to applicable withholding as required by law.
b.
Commencing on the Effective Date, Pool will pay Employee an amount equal to fifty-two (52) weeks of Employee’s current Salary as defined in Employee’s Employment Agreement, in equal bi-weekly installments, subject to withholding and other applicable taxes as required by law. Total gross payments under this section will equal $910,000.00, which are subject to applicable withholding as required by law.
c.
The lump sum payment described in Paragraphs 2(a) will be paid on the next regular payday that follows the Effective Date. The amounts provided for in Paragraph 2(b) of this Agreement will be paid on a bi-weekly basis over the 52 week period following the Separation Date and shall correspond with Pool’s regular payroll dates during the separation period. The first payment shall be made on the first regularly scheduled payroll date following the Effective Date, provided that the first payment shall include all amounts that would otherwise be payable during the period between the Separation Date and the Effective Date under the original payment schedule. The amounts provided for in Paragraphs 1 and 2 of this Agreement shall be paid via direct deposit to the bank account designated by Employee.
d.
Should Employee elect to continue any health coverage under Pool’s group health plan in place as of the date on which Employee’s employment with Pool ends in accordance with applicable law (“Health Insurance Continuation Coverage”), Pool shall pay each premium due for Health Insurance Continuation Coverage for a maximum of twelve (12) months (the “Employer-Contribution Period”), by means of reimbursement to Employee. The Employee will be required to pay the full cost of such Health Insurance Continuation Coverage by direct payment to the applicable insurer. If Employee acquires group health coverage from another employer prior to the expiration of the Employer-Contribution Period, Pool’s obligation to pay for health insurance premiums towards Health Insurance Continuation Coverage shall cease. Employee must immediately notify Pool should Employee acquire group health coverage prior to the expiration of the Employer-Contribution Period. To be reimbursed for health insurance premium(s) as detailed above, Employee must submit proof of payment to Pool within thirty (30) days of payment for coverage. If Employee fails to timely make the Employee’s Health Insurance Continuation Coverage payment(s) to the applicable insurer, Employee’s insurance will be subject to cancellation per the terms of the plan. Health Savings Account (“HSA”) payments are specifically excluded from this Agreement and not payable.

e.
In addition to the separation benefits described above, and provided that Employee complies with his obligations under this Agreement, and further does not engage in “Competition” (as defined below) against Pool, as determined by the Board of Pool, a selected number of Employee’s Performance-Based Restricted Stock, and Restricted Stock shall continue to vest on the Vesting Dates set forth below (notwithstanding Employee’s termination of employment) rather than being forfeited as would otherwise be required by the Stock Agreements. Employee understands and agrees that the other terms and conditions set forth in the Stock Agreements remain unchanged, and the Stock Agreements and rights of ownership of any shares of stock granted thereunder will continue to be governed by the law of the State of Delaware. Employee’s equity awards that remain in effect are as follows:

PERFORMANCE-BASED RESTRICTED STOCK
Grant Date	# PSRS	Exercise Price	Final Vesting Date (if performance metric has been met)
2/23/2022	7,222	NA	2/23/2027
2/22/2023	4,194	NA	2/22/2028
2/28/2024	8,904	NA	2/28/2027
2/26/2025	13,300	NA	2/26/2028
2/25/2026	21,536	NA	2/25/2029
RESTRICTED STOCK
Grant Date	# RS	Exercise Price	Vesting Date
2/28/2024	2,226	NA	2/28/2027
2/28/2024	2,226	NA	2/28/2029
2/26/2025	6,650	NA	2/26/2028
2/25/2026	10,768	NA	2/25/2029

As to each of the grants listed in the table above, “Competition” is deemed to occur for the purposes of this Paragraph 2(e) if, between the Separation Date and the Vesting Date, Employee obtains a position as a full-time or a part-time employee of, is a member of the Board of Directors of, or is a consultant, independent contractor or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in or in any way competes, whether directly or indirectly, with the business of the wholesale distribution of pools and spas, pool and spa supplies, hardscape, landscape and irrigation and related outdoor leisure products. In the event that Employee engages in Competition as defined in this Paragraph 2(e), the unvested performance-based restricted stock and restricted stock identified above in Paragraph 2(e) shall be immediately terminated. Employee agrees that the benefits provided for in this Paragraph 2(e) of this Agreement constitute adequate consideration for him agreeing to be bound by the forfeiture-for-competition provision set forth in this Paragraph 2(e) of this Agreement.

f.
Employee acknowledges and agrees that the monies and benefits set forth in this Paragraph 2 of this Agreement constitute the total settlement amount in full and final settlement and complete satisfaction of any and all of Employee’s claims, whether known or unknown, against Pool as of the signing of this Agreement, including that the monies and benefits set forth in this Paragraph 2 are in full satisfaction of, and are not in addition to, the Severance Compensation (as defined in Section 7 of the Employment Agreement). Accordingly, Employee acknowledges and agrees that he is not owed any additional monies or benefits from Pool other than what has been provided for in Paragraph 2 of this Agreement. Employee further expressly acknowledges and affirms that he is not owed any additional compensation for wages, commissions, bonuses, loyalty awards, accrued paid time off, benefits or expense re-imbursement from Pool. Employee further acknowledges that the benefits and payments provided for in Paragraph 2 of this Agreement is full and adequate consideration for all of the covenants and agreements under this Agreement, and Employee acknowledges the amounts provided for in Paragraph 2: (i) exceed any compensation, payment, benefit, or other thing of value to which Employee might be entitled; and (ii) are amounts to which the Employee would not be entitled but for entering into this Agreement.
3.
Tax Withholdings. The Separation Benefits set forth in Paragraphs 2(a)-(c) and (e) shall be designated as wages and will be paid to Employee subject to applicable state and/or federal withholding taxes having been paid, including any FICA or FUTA contributions. A Form W-2 shall be issued to Employee for these proceeds.
4.
Adequate Consideration. Employee acknowledges that the payments set forth in Paragraphs 1 and 2 of this Agreement are full and adequate consideration for all of the covenants, agreements, and releases contained in this Agreement.

5.
Acknowledgment of Settlement and Other Promises. In consideration for Pool’s promises made herein, Employee agrees to release Pool as set forth in Paragraph 6 below and to otherwise abide by the promises Employee has made in this Agreement.
6.
Release of All Claims.
a.
In consideration of the above and other valuable benefits described in this Agreement, Employee hereby and forever, irrevocably and unconditionally, waives, releases and forever discharges to the fullest extent permitted by law and by this Agreement, for Employee, Employee’s heirs, executors, administrators, legal representatives and assigns, any and all rights, demands, potential or actual claims, suits and causes of action, liabilities, judgments, liens, damages, indebtedness, losses, demands for recovery of wages, commissions, bonuses, front pay, back pay, cost of living pay, physical or emotional injury, mental anguish, other actual damages, compensatory damages, incidental or consequential damages, statutory damages, interest, costs, attorney’s fees, expenses, exemplary or punitive damages, liquidated damages, and all other legal or equitable relief, which Employee has, may have had or may have, against Pool and its current and former principals, shareholders, owners, members, investors, parents, affiliates, alter egos, subsidiaries, divisions, partners, successors, predecessors, licensees, assigns, officials, officers, directors, managers, supervisors, employees, agents, lessees, lessors, underwriters, attorneys, insurers and legal representatives, including every other person, firm or entity who might be or who might hereafter become liable (collectively referred to in this Agreement as the “Pool Released Parties”) of whatever kind or nature, known or unknown, asserted or unasserted, that may have arisen prior to or that may exist as of the date of Employee’s execution and acceptance of this Agreement, except with respect to any Excluded Claims (as defined below).
b.
It is expressly understood and agreed that, to the fullest extent permitted by law, the claims covered by Employee’s release include, but are not limited to, any and all claims or rights arising or that could be asserted under any of the following laws (each as amended and including their implementing regulations): Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §2000e, et seq.; the Civil Rights Act of 1866, 42 U.S.C. §1981-1988, et seq.; the Civil Rights Act of 1991; Genetic Information Nondiscrimination Act of 2008; the Workers’ Adjustment and Retraining Notification

Act, the Employee Retirement Income Security Act of 1974; the Consolidated Omnibus Budget Reconciliation Act; the Health Insurance Portability and Accountability Act; the Affordable Care Act; the Occupational Safety and Health Act of 1970; the Equal Pay Act, 29 U.S.C. §206, et seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C. 2101, et seq.; The National Labor Relations Act, 29 U.S.C. § 151, et seq.; the Americans with Disabilities Act, 42 U.S.C. §12101, et seq.; Sections 503 and 504 of the Rehabilitation Act of 1973, as amended, the Age Discrimination in Employment Act, 29 U.S.C. §621, et seq.; the Older Workers Benefit Protection Act; the False Claims Act, the Immigration Reform Control Act; the Whistleblower’s Protection Act; the One Big Beautiful Bill Act; the Family and Medical Leave Act, 29 U.S.C. § 2601, et seq.; applicable state laws (including without limitation the Louisiana Employment Discrimination Law, the Louisiana Wage Payment Act, the Louisiana Military Service Relief Act, the Louisiana Whistleblower Protection Law, the Louisiana Environmental Whistleblower Law, the Louisiana Workers' Compensation Law, the North Carolina Equal Employment Practices Act, the North Carolina Retaliatory Employment Discrimination Act, the North Carolina Persons with Disabilities Protection Act, the North Carolina Discrimination Based on Genetic Testing and Genetic Information Law, the North Carolina Discrimination Based on AIDS and HIV Status Law, the North Carolina Military Leave Law, and the North Carolina Hazardous Chemicals Right to Know Act); the United States Constitution; and any other federal, state, or local statute, law, rule, ordinance, order, code or regulation, which may have afforded Employee any legal or equitable causes of action of any nature whatsoever against Pool. This Release does not waive rights or claims that may arise after the Effective Date of this Agreement nor does it waive any rights or claims that cannot be waived as a matter of law (including rights to unemployment or workers’ compensation benefits, claims to rights or benefits under the Louisiana Employment Security Law, claims under the North Carolina Wage and Hour Act, and Employee’s right to file an administrative charge that cannot be waived as a matter of law) (collectively, “Excluded Claims”).
c.
In addition, except with respect to Excluded Claims, it is understood and agreed that by this Agreement, Employee waives any claims Employee may have against the Pool Released Parties for loss, reimbursement or compensation of any kind for any property or under any other severance plan, policy, or employment contract or based on any other theory of liability, statutory or non-statutory, in contract or in tort, including, but not limited to, claims for unpaid wages, bonuses, compensation, unpaid or underpaid taxes, benefits, consideration, leave, backpay, front pay, employment misclassification, civil theft, discrimination, harassment, retaliation, reinstatement, wrongful discharge or demotion, wrongful or constructive discharge, failure to hire, promote or transfer, vicarious liability for third parties, including independent contractors, acting on Pool’s behalf or at its direction, violation of public policy, tortuous interference with contract, infliction of emotional distress, outrageous conduct, or any other tort, compensatory damages, punitive damages, attorneys’ fees, costs, and/or loss of seniority, negligence, negligent hiring, retention or supervision, breach of any express or implied employment contract or agreement, misrepresentation, unjust enrichment, promissory estoppel, breach of any covenant of good faith and fair dealing, fraud, defamation, any personal or emotional injury, and further including claims of any other nature whatsoever based upon any act or event which occurred on or before the Separation Date, whether known or unknown and including any claims for payment of attorneys’ fees and/or expenses to the fullest extent permitted by law.
d.
Employee further acknowledges that the payments and/or benefits provided to him pursuant to this Agreement represent full and complete satisfaction of any and all monetary and non-monetary claims he has or might have against Pool.
e.
Since Employee is at least forty (40) years of age, he has certain federal rights which must be explicitly waived. Specifically, Employee is protected by the Age Discrimination in Employment Act (“ADEA”) from discrimination in employment because of his age. By executing this Agreement, Employee is waiving such rights and releasing any past or current Claims with respect to a violation of such rights. Notwithstanding anything else in this Agreement, any ADEA claims that may arise after execution of this Agreement are excluded from this release. This release also does not waive any rights Employee may have to challenge the validity of this release’s waiver of ADEA claims.
7.
Confidentiality and Non-Disparagement.

a.
Confidentiality. Except as otherwise required by law, Employee agrees that the financial terms provided for in this Agreement, and even their existence, are completely confidential and that Employee may not disclose the financial terms of the Agreement to any third party other than Employee’s immediate family members and Employee’s attorney(s) and financial or tax advisor(s) for the purpose of obtaining legal or tax advice, any of whom shall be held to the same standard of confidentiality as Employee. Employee further agrees not to disclose to any third party, and to maintain in strictest confidence, all trade secrets and other proprietary and confidential business and financial information concerning Pool and all of its officers, board members, agents, and employees. The confidentiality obligations in this paragraph are in addition to, and do not remove or reduce, Employee’s obligations and agreements set forth in any confidentiality agreement entered into by Employee in favor of Pool or any of the Pool Released Parties in connection with Employee’s employment with Pool.
b.
Non-Disparagement. To the extent permitted by law, Employee agrees that he will not make any false statements, defamatory remarks or otherwise disparage Pool, or any of its owners, principals, partners, officers, directors, Board of Directors, parents, subsidiaries, shareholders, employees, managers, supervisors, agents, representatives, or investors, either orally or in writing, in any media, format or forum. To the extent permitted by law, the Company shall take commercially reasonable efforts to cause members of its Board of Directors and each named executive officer to refrain from make any false statements, defamatory remarks or otherwise disparage Employee, either orally or in writing, in any media, format or forum.
c.
Protected Activities. Nothing in this Agreement shall, and nothing in this Agreement shall be interpreted to: (i) operate as a bar or to limit the Parties participation, assistance or testimony with the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board (“NLRB”), United States Securities and Exchange Commission (“SEC”), law enforcement, or any like state agency in any investigation or proceeding; (ii) prohibit Employee from engaging in activities protected by Section 7 of the National Labor Relations Act; (iii) prevent the Parties from sharing information and communicating in good faith, without prior notice to the other, with any federal or state government agency having jurisdiction over Employee or Pool or its operations, and cooperating in any investigation by any such federal or state government agency; prevent, or have the effect of preventing, the Parties from disclosing or discussing a hostile work environment, allegations of a hostile work environment, sexual harassment, or allegations of sexual assault (collectively, the activities in the foregoing (i)-(iv), the “Protected Activities”).
d.
Breach of Confidentiality or Non-Disparagement. The Parties each understand and acknowledge that the obligations of confidentiality and/or non-disparagement constitute essential and material parts of this Agreement and acknowledge that Pool would not have entered into this agreement without Employee’s promises to maintain it in confidence. Employee acknowledges that if he breaches his obligations of confidentiality and/or non-disparagement under this Agreement, Pool may suffer immediate and irreparable harm and damage for which money alone cannot fully compensate Pool. The Parties therefore agree that upon such breach or threatened breach of any such obligations under this Agreement, Pool may be entitled to a temporary restraining order, preliminary injunction, permanent injunction or other injunctive relief, without posting any bond or other security, compelling the Employee to comply with any or all such provisions. Nothing in this paragraph shall be construed as an election of any remedy, or as a waiver of any right available to Pool under this Agreement or the law, including the right to seek damages from Employee for a breach of any provision of this Agreement, nor shall this paragraph be construed to limit the rights or remedies available under applicable law for any violation of any provision of this Agreement. The offending party who violates any terms of the confidentiality and/or non-disparagement provisions shall be liable for all costs and fees incurred in connection with enforcing the offended party’s rights.
e.
D&O Insurance. Pool shall continue to maintain directors and officers liability insurance for covered claims alleging wrongful acts on or prior to the effective date in Employee’s capacity as a director and/or officer of Pool, at Pool’s sole cost.
8.
Voluntary Acceptance and Right to Seek Legal Counsel. It is understood and agreed that Employee has accepted and signed this Agreement voluntarily and that Employee’s acceptance is not based upon any representations or promises of any kind made by Pool or any of its representatives except as expressly stated in this Agreement. Employee acknowledges that Employee has read and fully understands each paragraph of this Agreement and that Employee was advised by Pool to consult with an attorney.
9.
Right to Revoke. Employee acknowledges that Employee has read and fully understands each paragraph of this Agreement, that Employee was advised by Pool to consult with an attorney and that Employee understands that Employee has twenty-one (21) days from the date of receipt of this Agreement within which to consider and execute this Agreement, and that Employee has considered this Agreement and consulted with legal or other counsel to the full extent desired. Employee acknowledges and understands that if Employee executes this Agreement within the aforementioned twenty-one (21) day period, Employee will have seven (7) days following acceptance of this Agreement to cancel and revoke this Agreement, and this Agreement will not be enforceable or effective until the expiration of this seven (7)-day period (the 8th day following such execution, the “Effective Date”). Employee acknowledges and agrees that, in any event, the payment benefits to be provided by Pool as set forth in Paragraph 2 above are conditioned upon and subject to Employee’s execution and final acceptance of this Agreement, as confirmed by Employee’s failure to cancel or revoke it within seven (7) days after execution. Employee therefore understands and acknowledges that in the event that Employee elects not to execute this Agreement or elects to cancel this Agreement within the aforementioned seven (7) day period after execution, no such payments or benefits shall be provided by or due from Pool. Any such revocation of this Agreement must be sent via U.S. Mail, postage prepaid and postmarked within the seven (7) day revocation period, to the following address:

Pool Corporation

Attn: Luther Willems

Vice President, Chief Human Resources Officer

109 Northpark Boulevard

Covington, LA 70433

The revocation must state, “I hereby revoke my acceptance of the Separation Agreement and General Release.” After that time, any attempt by Employee to revoke this Agreement will have no force or effect.

10.
Health Insurance. Employee’s current health insurance benefits through Pool will cease effective May 31, 2027. Thereafter, to the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by Pool’s current group health insurance policies,

Employee will be eligible to continue Employee’s group health insurance benefits at Employee’s own expense, except as set forth in Paragraph 2(d) above. The terms of that benefit continuation will be described to Employee in a separate letter.
11.
Assistance and Cooperation. Employee agrees to assist and cooperate with Pool, the Pool Released Parties, and/or their counsel in past, present, or future legal matters – including disputes, audits, investigations, claims, or legal proceedings of any kind – which arise from, or relate to, Employee’s employment with Pool, to the fullest extent Pool reasonably deems necessary. Employee further agrees to perform all acts, and sign and deliver any documents that may be needed for Pool and/or the Pool Released Parties’ prosecution, or participation in any legal matter, and/or for compliance with federal, state, or local laws or regulations. Pool will provide reasonable advance notice whenever it requests Employee’s assistance and cooperation and will pay the reasonable expenses for travel and lodging that Employee actually incurs when providing such.
12.
Acceptance of Settlement as a Condition of Payment. Employee agrees and acknowledges that the benefits provided under this Agreement are in addition to any other payments, benefits or other things of value to which Employee is entitled and that Employee would not be entitled to any of the benefits provided under this Agreement if Employee did not accept this Agreement.
13.
No Admission of Liability. This Agreement and the benefits provided in this Agreement are in no way an admission by Pool of any fault or liability owed to Employee arising out of or in any way connected with Employee’s employment or the termination of such employment.
14.
Entire Agreement Between the Parties. This Agreement, the Addendum and any obligations incorporated herein or that otherwise survive Employee’s separation of employment (including Employee’s continuing obligations in Sections 6 and 8 of the Employment Agreement) constitute the entire agreement between Employee and Pool concerning Employee’s separation of employment and settlement of any claims by Employee arising out of Employee’s employment with Pool, and there are no other agreements or understandings concerning Employee’s settlement of any claims by Employee arising out of Employee’s employment with Pool. Employee agrees and acknowledges that Employee is entering into this Agreement on a knowing, voluntary and informed basis, without duress or undue influence, and specifically represents by

Employee’s signature below that Employee has not relied upon the promises or representations made by anyone connected in any way with Pool, except as specifically contained in this Agreement, and has been provided sufficient time to review this Agreement in consultation with an attorney. Unless explicitly stated in this Agreement, this Agreement does not amend or alter (i) any of the terms contained in the arbitration agreement and any confidentiality agreements previously executed by Employee with Pool, (ii) the post-termination obligations in the Employment Agreement, and (iii) the terms contained in the equity agreements accepted or approved by Employee during Employee’s employment with Pool.
15.
Reasonableness of Settlement. Employee expressly acknowledges by Employee’s signature below that the benefits provided for by this Agreement, including the amounts to be paid pursuant to Paragraphs 1 and 2 above, are more beneficial than what would otherwise be available to Employee by pursuing legal action, through the Courts or otherwise, pursuant to any state or federal law.
16.
Additional Acknowledgments and Promises. In further consideration of the above and other valuable benefits, Employee agrees to never again apply for employment with Pool in the future.
17.
No Lawsuits, Complaints or Charges.
a.
Employee represents that Employee has not filed any lawsuit against Pool in any court, and Employee has not filed or caused to be filed any charge or complaint against Pool with any municipal, state or federal agency charged with the enforcement of any law. Employee further represents that (i) Employee knows of no facts that may give rise to future claims or complaints against Pool; (ii) Employee knows of no statutory or regulatory violations by Pool; and (iii) to the extent that Employee made any complaints to Pool, Pool promptly investigated, took appropriate action, and did not retaliate against Employee.
b.
Employee agrees that Employee will not, to the fullest extent permitted by law, except to enforce the terms of this Agreement, sue or file a charge, complaint, grievance, or demand for arbitration, in any forum or assist or otherwise participate in any claim, arbitration, suit, action, or other proceeding of any kind brought on Employee’s behalf that relates to any matter that involves Pool. Employee further agrees, to the fullest extent permitted by law, that Employee will pay all costs and expenses, including attorneys' fees, incurred by Pool in defending against any such proceeding Employee initiates or that is initiated on Employee’s behalf, and Employee expressly waives any claim to any form of monetary or other damages or any other form of recovery in connection with any such proceeding.
c.
Nothing in this Agreement prevents Employee from (i) bringing an action to enforce the terms of this Agreement; (ii) filing a timely charge or complaint with the EEOC, or participating in any investigation or proceeding conducted by the EEOC; or (iii) engaging in any other Protected Activities.
d.
While this Agreement does not limit Employee’s ability to bring an administrative charge with the EEOC or engaging in other Protected Activities, Employee expressly waives and release any right to recover any type of personal relief from Pool, including monetary damages, injunctive relief, or reinstatement, in any administrative action or proceeding, whether state or federal, and whether brought by Employee or on Employee’s behalf by an administrative agency, related in any way to the matters released herein (except that nothing in this Agreement shall prohibit or prevent Employee from participating in any whistleblower proceedings, including receiving any monetary award in connection therewith, brought by or on behalf of any government agency).
18.
Enforcement and Choice of Law. With the exception of the forfeiture-for-competition provision related to the vesting of stock under the Stock Agreements referenced in paragraph 2(e) above, which will continue be governed by Delaware law, this Agreement will be governed by and construed according to the laws of the State of Louisiana. The Parties agree to submit solely and exclusively to the jurisdiction of the courts of the State of Louisiana, in connection with any suit by the other Party to enforce or interpret the provisions of this Agreement. All Parties waive all objections to personal jurisdiction or venue for the purpose of carrying out the purposes of this Section. The Parties further waive any right to a jury for any and all disputes, and the prevailing party in any subsequent litigation between the Parties arising out of or related in any way to this Agreement shall be entitled to be awarded all of its reasonable attorneys’ fees and costs incurred in any such litigation.
19.
Return of Pool’s Property. Employee warrants and represents that he has returned all property of Pool of any kind, including without limitation both the originals and all copies of electronic and printed records, reports, documents, computer software, equipment, keys, badges, and any other materials or personal property belonging to Pool, which he had in his possession or control.
20.
Construction of Ambiguous Terms. This Agreement was negotiated and drafted at arms-length between the Parties, and, therefore, it is agreed and understood that the general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event any language of this Agreement is found to be ambiguous, each Party shall have an opportunity to present evidence as to the actual intent of the Parties with respect to any such ambiguous language, consistent with the parole evidence rule.
21.
Severability. The provisions of this Agreement are severable, meaning that if any part is found to be unenforceable or inoperable, then such provision will be deemed severed, and all other parts will remain fully valid and enforceable; provided that, if the releases contained in Paragraph 6 of this Agreement are found to be unenforceable or inoperable, Employee agrees that Employee will be required to enter into a new release of claims that is valid and enforceable and aligns to the maximum extent permitted by applicable law with the releases set forth in Paragraph 6.
22.
Binding Effect and Successors in Interest. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, personal representatives, devisees, trustees, conservators, guardians, beneficiaries, heirs, agents, successors, assigns, officials, officers, directors, and managers of each Party.
23.
Additional Documents. The Parties have agreed to cooperate fully and execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force and effect to the terms of this Agreement.
24.
Modification. No provision of this Agreement may be modified, waived or terminated except by instrument in writing that specifically references this Agreement and is executed by the Party against whom the modification, waiver or termination is sought to be enforced.
25.
Electronic Signature. The parties agree that an electronic signature has the same validity and meaning as a handwritten signature and is the legally binding equivalent to a handwritten signature. The parties further agree that neither party will, at any time in the future, repudiate the meaning of an electronic signature or claim that an electronic signature is not legally binding.

26.
Employee’s Acknowledgement and Knowing Waiver. The Employee acknowledges that no representation, promise or inducement to enter into this Agreement has been made other than as set forth in this Agreement, and that the Employee enters into this Agreement without reliance upon any other representations, promises or inducements not set forth herein. The Employee further acknowledges and represents that the Employee assumes the risk for any mistake of fact now known or unknown, and that the Employee understands and acknowledges the significance and consequences of this Agreement and represents that its terms are fully understood and voluntarily accepted. The Employee also acknowledges: (a) that he has consulted with or has had the opportunity to consult with an attorney and any other person of his choosing concerning this Agreement and has been advised to do so by Pool; and (b) that he has carefully read and fully understands this Agreement, is fully aware of its legal effect and consequences, and has entered into it freely, knowingly and voluntarily based on his own judgment and/or his attorney’s advice. The Employee acknowledges that he has been given a reasonable time of at least twenty-one (21) days to consider the terms and effect of this Agreement, and to ask any questions that he may have of legal or other personal advisors of his own choosing, and that he has had as much time as he needs to review and consider this Agreement, and if he executes this Agreement prior to the expiration of the twenty-one (21) day period, he hereby waives any remainder of twenty-one (21) day period. The Employee acknowledges that this Agreement is supported by consideration beyond that to which he is otherwise entitled. The Employee further understands and acknowledges that the Employee is only releasing claims that arose prior to or on the Separation Date.

SIGNATURES ON FOLLOWING PAGE

EMPLOYEE /s/ Peter Arvan May 8, 2026	SCP DISTRIBUTORS LLC /s/ Luther Willems May 8, 2026
Peter Arvan Date	Luther Willems Date Vice President, Chief Human Resources Officer

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ADDENDUM TO FOLLOW ON NEXT PAGE]

OWPBA ADDENDUM TO SEPARATION AGREEMENT AND GENERAL RELEASE

CONSIDERATION AND REVOCATION PERIODS

In connection with the "Separation Agreement and General Release” (hereinafter the "Agreement”), signed by me, I understand, agree, and acknowledge that, pursuant to the Age Discrimination in Employment Act, 29 U.S.C. §626(o), I was given a period of at least twenty‑one (21) days within which to consider the Agreement, which period I voluntarily waived, and that I had a period of at least seven (7) days following execution of the Agreement to revoke it, after which period the Agreement became effective and enforceable and I received funds in connection with the Agreement.

I fully understand and agree to the above provisions and further agree that this Addendum shall become part of the Agreement signed by me on May 8, 2026.

/s/ Peter Arvan

_________________________________

Peter Arvan